Exhibit 99.1

FOR IMMEDIATE RELEASE	NOVEMBER 3, 2014

SYKES ENTERPRISES, INCORPORATED REPORTS

THIRD-QUARTER 2014 FINANCIAL RESULTS

—Operating margins and diluted earnings per share results exceed the

August business outlook range

—Capacity utilization rate increases comparably

—Announcing appointment of Drew Blanchard to lead financial services, healthcare and retail verticals

—Raising full-year 2014 revenue and diluted earnings per share outlook

TAMPA, FL – November 3, 2014 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights

—

Third quarter 2014 revenues of $332.7 million increased $10.5 million, or 3.3%, from $322.2 million in the comparable quarter last year, driven largely by the expansion of existing and new client programs across the communications and technology verticals, more than offsetting mixed demand within the financial services, healthcare and transportation and leisure verticals; on a constant currency basis, third quarter 2014 revenues increased 4.2% comparably

SYKES Enterprises, Incorporated Corporate Headquarters: 400 North Ashley Drive Tampa, FL USA 33602 1 • 800 • TO • SYKES http://www.sykes.com EMEA Operations: 599 Calder Road Edinburgh EH11 4GA Scotland +44 (0) 131 458-6500	—

Third quarter 2014 operating margin was 6.6% versus 5.8% in the same period last year; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), third quarter 2014 operating margin increased to 7.8% versus 7.1% in the same period last year, primarily driven by higher revenue and better expense leverage, coupled with favorable foreign exchange impact (approximately 40 basis points), all of which was partially offset by costs associated with a previously discussed exit of an outbound program within the financial services vertical due partly to regulatory changes

—

Third quarter 2014 diluted earnings per share were $0.39 versus $0.33 in the comparable quarter last year, with the increase due principally to the above-mentioned factors coupled with a slightly lower effective tax rate

—

On a non-GAAP basis, third quarter 2014 diluted earnings per share increased 15.4% to $0.45 from $0.39 in the same period last year (see Exhibit 6 for reconciliation) with the comparable increase driven largely by the previously-mentioned factors. Third quarter 2014 diluted earnings per share were also higher relative to the Company’s August 2014 business outlook range of $0.34 to $0.37 also driven by the aforementioned factors. Adjusting for the non-GAAP effective tax rate of 27% as projected in the Company’s August 2014 business outlook, third quarter 2014 diluted earnings per share would have been $0.43

—

Consolidated capacity utilization rate increased to 79% in the third quarter of 2014 from 75% in the comparable period last year, due to growth in existing and new client programs across both the EMEA and Americas regions; consolidated capacity utilization rate remained unchanged sequentially at 79% in the third quarter of 2014

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 0.6% to $267.4 million, or 80.4% of total revenues, for the third quarter of 2014 compared to $265.9 million, or 82.5% of total revenues, in the same prior year period. This comparable growth was driven largely by the expansion of existing and new client programs across the communications and technology verticals more than offsetting mixed demand within the financial services, healthcare and transportation and leisure verticals. On a constant currency basis, third quarter 2014 Americas revenues increased 1.5% comparably due to factors noted above.

Sequentially, revenues generated from the Americas region were up 4.2% to $267.4 million from $256.7 million, or 80.1% of total revenues, in the second quarter of 2014. On a constant currency basis, third quarter 2014 Americas revenues increased 3.7% over the second quarter, due to a combination of seasonality and higher demand, part of which was timing related, surrounding a client in the communications vertical as discussed in the second quarter of 2014.

The Americas income for the third quarter of 2014 increased 4.8% to $28.3 million, with an operating margin of 10.6% versus 10.2% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin increased to 12.1% from 11.7% in the comparable quarter last year, driven by higher demand and better expense leverage, coupled with favorable foreign exchange impact (approximately 60 basis points), all of which was partially offset by costs associated with a previously discussed exit of an outbound program within the financial services vertical due partly to regulatory changes (see Exhibit 7 for reconciliation).

Sequentially, the Americas income for the third quarter of 2014 increased 33.9% to $28.3 million, with an operating margin of 10.6% versus 8.2% in the second quarter of 2014. On a non-GAAP basis, the Americas operating margin increased to 12.1% from 9.8%. The increase was largely due to a combination of better expense leverage, seasonality and higher demand, part of which was timing related, surrounding a client in the communications vertical as discussed in the second quarter of 2014 (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 16.0% to $65.3 million, representing 19.6% of total revenues for the third quarter of 2014, compared to $56.3 million, or 17.5% of total revenues, in the same prior year period. On a constant currency basis, EMEA revenues increased 16.8%, driven largely by the expansion of existing and new client programs across the communications, technology and financial services verticals.

Sequentially, revenues from the Company’s EMEA region increased 2.2% to $65.3 million, or 19.6% of SYKES’ total revenues, versus $63.8 million, or 19.9% of SYKES’ total revenues, in the second quarter of 2014. On a constant currency basis, EMEA revenues increased 5.8% sequentially, driven by a combination of greater number of working days relative to the second quarter and higher demand.

The EMEA region’s income for the third quarter of 2014 was $7.0 million, or 10.7% of EMEA revenues, versus $3.4 million, or 6.1% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin was 10.5% versus 6.0% in the same period last year, with the margin increase driven by a combination of higher demand, successful execution on longer-speed-to-competency-programs launched last year and better expense leverage (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income for the third quarter of 2014 was $7.0 million, or 10.7% of EMEA revenues, versus $1.6 million, or 2.4% of revenues, in the second quarter of 2014. On a non-GAAP basis, the EMEA operating margin was 10.5% versus 2.2% due to greater number of work days in the third quarter coupled with higher demand and better expense leverage (see Exhibit 7 for reconciliation).

Corporate G&A Expenses

Corporate G&A expenses increased to $13.2 million, or 4.0% of revenues, in the third quarter of 2014, compared to $11.6 million, or 3.6% of revenues, in the comparable quarter last year, with the increase driven largely by higher incentive compensation. On a non-GAAP basis, corporate G&A expenses increased to $13.2 million from $11.6 million, or 4.0% of revenues versus 3.6% of revenues in the third quarter of 2013, with the increase due to the aforementioned factor (see Exhibit 7 for reconciliation).

Sequentially, corporate G&A expenses increased to $13.2 million, or 4.0% of revenues, from $12.3 million, or 3.8% of revenues relative to the second quarter of 2014. On a non-GAAP basis, corporate G&A expenses increased sequentially to $13.2 million from $11.6 million, or as a percentage of revenues to 4.0% in the third quarter of 2014 from 3.6% of revenues in the second quarter of 2014, driven largely by the aforementioned factor (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other (expense), net for the third quarter of 2014 totaled $0.6 million compared to $0.1 million for the same period in the prior year. Total other (expense), net was higher in the third quarter of 2014 compared to the same period last year with the increase primarily attributable to losses on foreign currency derivative instruments.

The Company recorded an effective tax rate of 22.5% for the third quarter of 2014 versus 24.4% in the same period last year and versus the estimated 25% provided in the Company’s August 2014 business outlook. The effective tax rate differential on a comparable basis and relative to the business outlook was due mainly to a shift in the geographic mix of earnings to lower tax rate jurisdictions.

On a non-GAAP basis, the third quarter 2014 effective tax rate was 24.3% compared to 26.2% in the same period last year and below the estimated 27% provided in the Company’s August 2014 business outlook (see Exhibit 11 for reconciliation). The decrease in the effective tax rate on a comparable basis and relative to the business outlook was due largely to the aforementioned factor.

Liquidity and Capital Resources

The Company’s balance sheet at September 30, 2014 remained strong with cash and cash equivalents of $209.6 million, of which $195.1 million, or 93.1% of the cash balance, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. At quarter end, the Company had $79.0 million of borrowings outstanding and $166.0 million available under its credit facility.

Business Outlook

The assumptions driving the business outlook for the fourth quarter and full-year 2014 are as follows:

—

Although the macro-economic environment has recently seen increased volatility, the overall indications of client demand thus far remain encouraging. As such, the Company is upwardly revising its full year 2014 business outlook relative to the prior outlook provided in August 2014. This upward revision is driven by better-than-expected third quarter performance and higher anticipated fourth quarter demand. The drivers of higher anticipated demand reflect the Company’s continued ability to capitalize on growth within the communications and technology verticals. In addition, the Company has closed additional sales opportunities in its pipeline, winning some new programs with existing clients within the financial services and healthcare verticals. The upwardly revised full-year 2014 business outlook also reflects an incremental $2 million in unfavorable foreign exchange impact to revenues relative to the August 2014 outlook driven by the recent currency volatility;

—

The Company’s revenues and earnings per share assumptions for the fourth quarter and full year 2014 are based on foreign exchange rates as of October 2014. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the fourth quarter and full-year. In addition, GAAP and non-GAAP diluted earnings per share do not reflect the impact of a potential sale of previously exited customer contact management center;

—

The Company plans to add approximately 1,700 seats on a gross basis in 2014, higher than the 900 previously anticipated, with the increase driven by higher anticipated demand. The Company has added roughly 1,100 seats for the nine months to date ending September 30, 2014, including approximately 300 in the third quarter. Total seat count on a net basis for the full year, however, is now expected to decrease by approximately 1,300 seats versus a planned 1,500 seats driven by higher demand;

—

The Company anticipates interest and other expense of approximately $0.8 million for the fourth quarter and $1.7 million for the full year 2014, which includes interest expense related to the debt associated with the acquisition of Alpine Access. The updated interest and other expense amount excludes the potential impact of any un-forecasted future foreign exchange gains or losses in other expense; and

—

The Company anticipates a slightly lower effective tax rate for the full-year 2014 compared to projections provided in its August 2014 business outlook, with the decrease driven chiefly by a shift in the geographic mix of earnings to lower tax rate jurisdictions.

Considering the above factors, the Company anticipates the following financial results for the three months ending December 31, 2014:

—	Revenues in the range of $345.0 million to $350.0 million
—	Effective tax rate of approximately 24%; **on a non-GAAP basis, an effective tax rate of approximately 25%
—	Fully diluted share count of approximately 42.6 million
—	Diluted earnings per share of approximately $0.44 to $0.48
—	**Non-GAAP diluted earnings per share in the range of $0.50 to $0.54
—	Capital expenditures in the range of $13.0 million to $14.0 million

For the twelve months ending December 31, 2014, the Company anticipates the following financial results:

—	Revenues in the range of $1,323.0 million to $1,328.0 million
—	Effective tax rate of approximately 24%; **on a non-GAAP basis, an effective tax rate of approximately 26%
—	Fully diluted share count of approximately 42.8 million

—	Diluted earnings per share of approximately $1.26 to $1.30
—	**Non-GAAP diluted earnings per share in the range of $1.52 to $1.56
—	Capital expenditures in the range of $49.0 million to $50.0 million

** See exhibits 10 & 11 for fourth quarter and full-year 2014 non-GAAP diluted earnings per share and tax rate reconciliations.

Strengthening Focus on Financial Services, Healthcare and Retail Verticals with the Appointment of Drew Blanchard

The Company today announced the appointment of Drew Blanchard. As Executive Vice President, Mr. Blanchard will be responsible for developing and executing the overall sales and client account management strategies for the financial services, healthcare and retail verticals. He will also be focused on building and enhancing all aspects of the roles and responsibilities within each vertical. Mr. Blanchard will report to President and CEO Chuck Sykes.

“When we went to a client centric model in 2012, it not only reflected in part the changing dynamics around service delivery, but also our approach to client acquisition and, in particular, a more vertical-centric approach to client engagement. Along those lines, the appointment of Drew is consistent with our on-going and successful efforts to deepen our domain expertise by vertical, especially given the regulatory and market-driven changes that have come about in those industries over the last few years. His previous experience goes beyond interfacing with many Fortune 500 clients in key verticals on their customer contact transformation strategy to serving many of them as a vendor. In fact, having worked with Drew on a large client engagement as a channel partner over the past decade, I have gotten to know him professionally. And as Drew has already made this journey toward a more vertical oriented model in his prior life at Accenture, I believe he brings the right mix of subject matter knowledge, proven leadership experience, industry relationships, focus, and drive to succeed in the SYKES culture. I welcome him to SYKES and look forward to seeing him parallel the success we have achieved in both the communications and technology verticals,” remarked President and CEO Chuck Sykes.

Mr. Blanchard’s breadth and depth of experience has spanned three decades at Accenture, formerly Andersen Consulting, working across the organization in various leadership roles. He started out as a senior consultant, focusing on large scale IT implementation and later became Director of Outsourcing Services. This unit went from $50 million in revenues in its first year of operations to roughly $12 billion. Mr. Blanchard subsequently became Managing Director of a new division, which focused on the global customer contact management industry, providing transformational consulting services to various Fortune 500 clients. He later headed North America Sales and Operations where he served all vertical markets, including clients within the financial services and healthcare verticals. Since 2013, Mr. Blanchard has been Managing Partner at Avasant, a globally ranked third-party advisory and consulting firm, working as the lead on client transformation within the healthcare industry. He is a graduate of California State University, with a Bachelor of Science degree in Business Management and Systems Operations.

Commenting on his appointment, Mr. Blanchard said, “I am honored to accept this opportunity to lead the financial services, healthcare and retail verticals. Based on my 30 years of experience in the IT /BPO industry, I have witnessed firsthand SYKES’ commitment to operational and customer excellence. With the Company’s strong track record, solid industry reputation and strategic differentiation, I look forward to working with the team of talented individuals in leveraging and building on the solid platform they already have in place.” As part of his commitment to SYKES, Mr. Blanchard will be relocating to Tampa, Florida.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, November 4, 2014, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income , non-GAAP operating margins, non-GAAP tax rate, non-GAAP income , net of taxes, per diluted share and non-GAAP income by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing a comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	September 30,	September 30,	June 30,
	2014	2013	2014
Revenues	$332,671	$322,143	$320,498
Direct salaries and related costs	(221,598)	(215,001)	(221,085)
General and administrative	(73,868)	(73,987)	(74,005)
Depreciation, net	(11,516)	(10,677)	(11,322)
Amortization of intangibles	(3,597)	(3,699)	(3,659)

Income from operations	22,092	18,779	10,427
Total other income (expense), net	(621)	(58)	(714)

Income before income taxes	21,471	18,721	9,713
Income taxes	(4,833)	(4,575)	(1,376)

Net income	$16,638	$14,146	$8,337

Net income per share:
Basic	$0.39	$0.33	$0.20

Diluted	$0.39	$0.33	$0.19

Weighted average shares outstanding:
Basic	42,704	42,785	42,711
Diluted	42,837	42,836	42,810

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Nine Months Ended
	September 30,	September 30,
	2014	2013
Revenues	$977,598	$928,122
Direct salaries and related costs	(664,308)	(628,848)
General and administrative	(221,250)	(222,967)
Depreciation, net	(34,136)	(30,863)
Amortization of intangibles	(10,907)	(11,171)

Income from operations	46,997	34,273
Total other income (expense), net	(940)	(926)

Income from operations before income taxes	46,057	33,347
Income taxes	(10,769)	(7,087)

Net income	$35,288	$26,260

Net income per share:
Basic	$0.83	$0.61

Diluted	$0.82	$0.61

Weighted average shares outstanding:
Basic	42,721	42,918
Diluted	42,844	42,948

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	September 30,	September 30,	June 30,
	2014	2013	2014
Revenues:
Americas	$267,421	$265,878	$256,663
EMEA	65,250	56,265	63,835

Total	$332,671	$322,143	$320,498

Operating Income:
Americas	$28,294	$26,987	$21,135
EMEA	6,964	3,423	1,561
Corporate G&A expenses	(13,166)	(11,631)	(12,269)

Income from operations	22,092	18,779	10,427
Total other income (expense), net	(621)	(58)	(714)
Income taxes	(4,833)	(4,575)	(1,376)

Net income	$16,638	$14,146	$8,337

	Nine Months Ended
	September 30,	September 30,
	2014	2013
Revenues:
Americas	$785,330	$776,255
EMEA	192,268	151,867

Total	$977,598	$928,122

Operating Income:
Americas	$72,076	$65,730
EMEA	11,409	3,354
Corporate G&A expenses	(36,488)	(34,811)

Income from operations	46,997	34,273
Total other income (expense), net	(940)	(926)
Income taxes	(10,769)	(7,087)

Net income	$35,288	$26,260

Sykes Enterprises, Incorporated

Condensed Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	September 30,	December 31,
	2014	2013
Assets:
Current assets	$535,129	$513,283
Property and equipment, net	112,304	117,549
Goodwill & intangibles, net	260,266	275,857
Other noncurrent assets	30,575	43,572

Total assets	$938,274	$950,261

Liabilities & Shareholders’ Equity:
Current liabilities	$173,043	$173,380
Noncurrent liabilities	114,921	141,177
Shareholders’ equity	650,310	635,704

Total liabilities and shareholders’ equity	$938,274	$950,261

Sykes Enterprises, Incorporated

Supplementary Data

	Q3 2014	Q3 2013
Geographic Mix (% of Total Revenues):
Americas (1)	80%	83%
Europe, Middle East & Africa (EMEA)	20%	17%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2014	Q3 2013
Vertical Industry Mix (% of Total Revenues):
Communications	39%	36%
Financial Services	23%	28%
Technology / Consumer	17%	15%
Transportation & Leisure	8%	8%
Healthcare	5%	5%
Other	8%	8%

Total	100%	100%

	Seat Capacity (2)
	Q3 2014	Q3 2013	Q2 2014
Americas	34,600	35,200	34,800
EMEA	6,400	5,900	6,300

Total	41,000	41,100	41,100

	Capacity Utilization
	Q3 2014	Q3 2013	Q2 2014
Americas	77%	73%	77%
EMEA	88%	85%	89%

Total	79%	75%	79%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the third quarter 2014, the Company had approximately 3,700 agent FTEs working virtually from home both in the U.S. and Canada.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	September 30,	September 30,
	2014	2013
Cash Flow From Operating Activities:
Net income	$16,638	$14,146
Depreciation	11,742	10,861
Amortization of intangibles	3,597	3,699
Amortization of deferred grants	(253)	(286)
Changes in assets and liabilities and other	(4,376)	27,755

Net cash provided by (used for) operating activities	$27,348	$56,175

Capital expenditures	$11,433	$19,586
Cash interest paid	$419	$563
Cash taxes paid	$3,098	$3,823

	Nine Months Ended
	September 30,	September 30,
	2014	2013
Cash Flow From Operating Activities:
Net income	$35,288	$26,260
Depreciation	34,832	31,620
Amortization of intangibles	10,907	11,171
Amortization of deferred grants	(1,082)	(859)
Changes in assets and liabilities and other	(13,255)	(17,670)

Net cash provided by (used for) operating activities	$66,690	$50,522

Capital expenditures	$35,669	$45,647
Cash interest paid	$1,323	$1,593
Cash taxes paid	$12,439	$12,304

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	September 30,	September 30,	June 30,
	2014	2013	2014
GAAP income from operations	$22,092	$18,779	$10,427
Adjustments:
Acquisition-related severance & consulting engagement costs	-	(3)	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,991	4,194	4,095
Merger & integration costs	-	73	-
EMEA restructuring	(130)	(67)	(182)
Other	-	-	681

Non-GAAP income from operations	$25,953	$22,976	$15,021

	Three Months Ended
	September 30,	September 30,	June 30,
	2014	2013	2014
GAAP income from operations, net of taxes, per diluted share	$0.39	$0.33	$0.19
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06	0.06	0.06
Merger & integration costs	-	-	-
EMEA restructuring	-	-	-
Other	-	-	0.02

Non-GAAP income from operations, net of taxes, per diluted share	$0.45	$0.39	$0.27

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013	2014	2013
GAAP income (loss) from operations	$28,294	$26,987	$6,964	$3,423	$(13,166)	$(11,631)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	(3)	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,991	4,194	-	-	-	-
Merger & integration costs	-	-	-	-	-	73
EMEA restructuring	-	-	(130)	(67)	-	-
Other	-	-	-	-	-	-

Non-GAAP income (loss) from operations	$32,285	$31,178	$6,834	$3,356	$(13,166)	$(11,558)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2014	2014	2014	2014	2014	2014
GAAP income (loss) from operations	$28,294	$21,135	$6,964	$1,561	$(13,166)	$(12,269)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	3,991	4,095	-	-	-	-
Merger & integration costs	-	-	-	-	-	-
EMEA restructuring	-	-	(130)	(182)	-	-
Other	-	-	-	-	-	681

Non-GAAP income (loss) from operations	$32,285	$25,230	$6,834	$1,379	$(13,166)	$(11,588)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Nine Months Ended
	September 30,	September 30,
	2014	2013
GAAP income from operations	$46,997	$34,273
Adjustments:
Acquisition-related severance & consulting engagement costs	-	1,670
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	12,188	12,832
Merger & integration costs	-	444
EMEA restructuring	(312)	(56)
Other	681	-

Non-GAAP income from operations	$59,554	$49,163

	Nine Months Ended
	September 30,	September 30,
	2014	2013
GAAP income from operations, net of taxes, per diluted share	$0.82	$0.61
Adjustments:
Acquisition-related severance & consulting engagement costs	-	0.03
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.19	0.20
Merger & integration costs	-	-
EMEA restructuring	(0.01)	-
Other	0.02	-

Non-GAAP income from operations, net of taxes, per diluted share	$1.02	$0.84

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013	2014	2013
GAAP income (loss) from operations	$72,076	$65,730	$11,409	$3,354	$(36,488)	$(34,811)
Adjustments:
Acquisition-related severance & consulting engagement costs	-	1,511	-	-	-	159
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	12,188	12,832	-	-	-	-
Merger & integration costs	-	-	-	-	-	444
EMEA restructuring	-	-	(312)	(56)	-	-
Other	-	-	-	-	681	-

Non-GAAP income (loss) from operations	$84,264	$80,073	`$ 11,097	$3,298	$(35,807)	$(34,208)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Fourth Quarter
2014

GAAP income from operations, net of taxes, per diluted share	$0.44 - $0.48
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.06
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from operations, net of taxes, per diluted share	$0.50 - $0.54

Business Outlook
Full Year
2014

GAAP income from operations, net of taxes, per diluted share	$1.26 - $1.30
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.25
Merger & integration costs	-
EMEA restructuring	(0.01)
Other	0.02

Non-GAAP income from operations, net of taxes, per diluted share	$1.52 - $1.56

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	September 30,	September 30,	June 30,
	2014	2013	2014
GAAP tax rate	23%	24%	14%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	1%	2%	6%
Merger & integration costs	-	-	-
EMEA restructuring	-	-	-
Other	-	-	1%

Non-GAAP tax rate	24%	26%	21%

	Three Months Ended	Year Ended
	December 31, 2014	December 31, 2014
GAAP tax rate	24%	24%
Adjustments:
Acquisition-related severance & consulting engagement costs	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	1%	2%
Merger & integration costs	-	-
EMEA restructuring	-	-
Other	-	-

Non-GAAP tax rate	25%	26%